UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CCURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-844-7637

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On April 10, 2017, Patricia Frobes, a member of the Board of Directors (the “Board”) of Zions Bancorporation (the “Company”) since 2003, notified the Company of her decision to retire from the Board at the end of her current term which expires on June 2, 2017, the date of the Company’s next annual meeting of shareholders (the “Annual Meeting”). As a result, Ms. Frobes is not standing for reelection at the Annual Meeting. Ms. Frobes has served as the Company’s independent Lead Director since 2014 and will continue in that capacity until the earlier to occur of the Annual Meeting or the date upon which the independent directors of the Board select a new Lead Director to succeed Ms. Frobes in accordance with the Board’s standard governance practices.

(d)    Effective on April 10, 2017, the Board elected Barbara A. Yastine to serve as a director of the Company. Ms. Yastine will hold office until the Company’s Annual Meeting, when she will stand for reelection to the Board.

Ms. Yastine, 57, served as a director and Co-CEO of privately-held Lebenthal Holdings, LLC from September 2015 to June 2016.  Ms. Yastine previously served as Chair, President and CEO of Ally Bank from March 2012 to June 2015.  From May 2010 to March 2012, she served as either Chair or Executive Chair of Ally Bank and Chief Administrative Officer of Ally Financial, overseeing the risk, compliance, legal and technology areas.  Prior to joining Ally Financial, she served in various capacities in the financial industry, including with Credit Suisse First Boston and Citigroup and its predecessor companies.  Ms. Yastine is a member of the Boards of Directors of Primerica, Inc., where she chairs the compensation committee, and of First Data Corp., where she chairs the audit committee.

    There are no arrangements or understandings between Ms. Yastine and any other person in connection with her election to the Board. Other than by virtue of her directorship, Ms. Yastine has no direct or indirect material interest in any transaction in which the Company is a participant. As a non-employee director, Ms. Yastine will receive cash compensation and will participate in the Company’s director stock program. Further information about non-employee director compensation is included in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on April 14, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ZIONS BANCORPORATION

Date: April 11, 2017	By: /s/ Thomas E. Laursen Thomas E. Laursen Executive Vice President, General Counsel and Secretary